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                                                                    EXHIBIT 99.3

                               SCI SYSTEMS, INC.

                                   PROXY CARD

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
        FOR THE SPECIAL MEETING OF STOCKHOLDERS TO BE HELD ON     , 2001

   The undersigned stockholders of SCI Systems, Inc. (SCI), revoking all proxies, hereby constitutes and appoints A. Eugene Sapp, Jr. and James E. Moylan, Jr. and each of them, as proxies with full power of substitution to
attend the Special Meeting of Stockholders of SCI Systems, Inc. at        time
on                , 2001 at                   and at any adjournment or
postponement thereof (the "Special Meeting"), and to vote the number of shares of common stock of SCI the undersigned would be entitled to vote if personally present at the Special Meeting on the matters set forth herein. The undersigned hereby acknowledges receipt of the Notice of Special Meeting and the joint proxy statement/prospectus relating to the Special Meeting and hereby instructs said proxies to vote or refrain from voting such shares of SCI common stock as marked on the reverse side of this proxy card upon the matters listed thereon.

   THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDERS. THIS PROXY WILL BE VOTED FOR PROPOSAL NO. 1 IF NO SPECIFICATION IS MADE AND WILL BE VOTED AT THE DISCRETION OF THE PROXY HOLDERS ON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE SPECIAL MEETING.

   THE PROXIES CANNOT VOTE YOUR SHARES UNLESS YOU SIGN AND RETURN THIS CARD.

   If shares of SCI Systems, Inc. common stock are issued to or held for the account of the undersigned under employee plans and voting rights attach to such shares (any of such plans, a "Voting Plan"), then the undersigned hereby directs the respective fiduciary of each applicable Voting Plan to vote all shares of SCI Systems, Inc. common stock in the undersigned's name and/or account under such Plan in accordance with the instructions given herein, at the Special Meeting and at any adjournments of postponements thereof, on all matters properly coming before the Special Meeting, including but not limited to the matters set forth above.

   You are encouraged to specify your choices by marking the appropriate boxes, SEE REVERSE SIDE, but you need not mark any boxes if you wish to vote in accordance with the Board of Directors' recommendations. Your proxy cannot be voted unless you sign, date and return this card or follow the instructions for telephone or Internet voting set forth on the reverse side..
            (Continued, and to be signed and dated, on reverse side)

   This proxy when properly executed will be voted in the manner directed herein. If no direction is made, this proxy will be voted FOR Proposal 1 and will be voted in the discretion of the proxies (or, in the case of a Voting Plan, will be voted in the discretion of the plan trustee or administrator) upon such other matters as may properly come before the Special Meeting.

   IF NO BOXES ARE MARKED, THIS PROXY WILL BE VOTED IN THE MANNER DESCRIBED
ABOVE.

THE BOARD OF DIRECTORS OF SCI RECOMMENDS A VOTE FOR PROPOSAL 1.

1. To approve and adopt the Agreement and Plan of Reorganization, dated as of July 13, 2001 among Sanmina Corporation, SCI Systems, Inc. and Sun Acquisition Subsidiary, Inc., a wholly-owned subsidiary and to approve the merger of Sun Acquisition Subsidiary, Inc., with and into SCI, as described in the accompanying joint proxy statement/prospectus. In the merger, each issued and outstanding share of SCI common stock will be converted into the right to receive 1.36 shares of Sanmina common stock.
                  [ ] FOR       [ ] AGAINST       [ ] ABSTAIN

2. To transact such other business as may properly come before or incident to the conduct of the Special Meeting.
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                                                              Date:
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                                                                                      Signature

                                                              Please sign and date this proxy and return it in the
                                                              enclosed return envelope, whether or not you expect to
                                                              attend the Special Meeting. You may also vote in person
                                                              if you do attend.

                                                              Note: Please sign this proxy card exactly as your name
                                                              appears hereon. Persons signing in a fiduciary capacity
                                                              should so indicate. If shares are held by joint tenant or
                                                              as community property, both should sign. If the
                                                              stockholder is a corporation, please sign full corporate
                                                              name by an authorized officer. If stockholder is a
                                                              partnership, please sign full partnership name by an
                                                              authorized officer.
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SCI                                                           VOTE BY INTERNET - WWW.PROXYVOTE.COM
SYSTEMS, INC.                                                 Use the Internet to transmit your voting instructions
C/O PROXY SERVICES                                            and for electronic delivery of information up until
P.O. BOX 9112                                                 11:59 P.M. Eastern Time the day before the cut-off date
FARMINGDALE, NY 11735                                         or meeting date. Have your proxy card in hand when you
                                                              access the web site. You will be prompted to enter your
                                                              12-digit Control Number which is located below to
                                                              obtain your records and to create an electronic voting
                                                              instruction form.

                                                              VOTE BY PHONE - 1-800-690-6903
                                                              Use any touch-tone telephone to transmit your voting
                                                              instructions up until 11:59 P.M. Eastern Time the day
                                                              before the cut-off date or meeting date. Have your
                                                              proxy card in hand when you call. You will be prompted
                                                              to enter your 12-digit Control Number which is located
                                                              below and then follow the simple instructions the Vote
                                                              Voice provides you.

                                                              VOTE BY MAIL
                                                              Mark, sign, and date your proxy card and return it in
                                                              the postage-page envelope we have provided or return it
                                                              to SC Systems Inc., c/o ADP, 51 Mercedes Way, Edgewood,
                                                              NY 11717.

                                                                IF YOU SUBMIT YOUR PROXY BY TELEPHONE OR INTERNET,
                                                                          DO NOT RETURN YOUR PROXY CARD.
                                                                       THANK YOU FOR YOUR PROXY SUBMISSION.
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